UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 28, 2006

Date of Report (Date of earliest event reported)

Macrovision Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22023	77-0156161
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

2830 De La Cruz Boulevard

Santa Clara, California 95050

(Address of principal executive offices, including zip code)

(408) 562-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 28, 2006, the Compensation Committee of the Board of Directors of Macrovision Corporation (the “Company”) approved the amendment of the employment offer letters of its Chief Executive Officer Alfred Amoroso and its Chief Financial Officer James Budge. A copy of the amendment to Mr. Amoroso’s offer letter is furnished as Exhibit 10.1 to this report and a copy of the amendment to Mr. Budge’s offer letter is furnished as Exhibit 10.2 to this report.

Pursuant to Mr. Amoroso’s offer letter dated June 8, 2005, the Company agreed to make annual stock option grants to Mr. Amoroso in each of 2006, 2007 and 2008 for 250,000 shares of the Company’s common stock. Such grants are to be granted in equal installments on March 1 and September 1 of each such year. The amendment provides that on the September 1, 2006 grant date, the Company will grant Mr. Amoroso 125,000 shares of restricted stock instead of the stock option grant that would have otherwise been granted to him on such date pursuant to his offer letter. In addition, the Compensation Committee further approved the amendment to Mr. Amoroso’s offer letter to grant him restricted stock instead of stock options for the future semiannual grants in 2007 and 2008.

Pursuant to Mr. Budge’s offer letter dated July 22, 2005, the Company agreed to make annual stock option grants to Mr. Budge in each of 2006 and 2007 for 75,000 shares of the Company’s common stock. Such grants are to be granted in equal installments on March 1 and September 1 of each such year. The amendment provides that on the September 1, 2006 grant date, the Company will grant Mr. Budge 37,500 shares of restricted stock instead of the stock option grant that would have otherwise been granted to him on such date pursuant to his offer letter. In addition, the Compensation Committee further approved the amendment to Mr. Budge’s offer letter to grant him restricted stock instead of stock options for the future semiannual grants in 2007.

These restricted stock awards will be granted at a price per share of the par value of the stock, which is $0.001 per share, and will have a 4 year vesting schedule. Vesting will commence as of the applicable date of grant and these shares will vest in accordance with the terms and conditions of the Macrovision Corporation 2000 Equity Incentive Plan as follows: twenty-five percent (25%) of the restricted stock award shall vest on each anniversary of the applicable grant date, subject to the recipient continuing to be an employee of the Company or its subsidiaries through the applicable vesting date.

ITEM 9.01 Financial Statements and Exhibits

The following exhibit is furnished with this report on Form 8-K:

Exhibit Number	Description
10.1	Amendment to Mr. Amoroso’s offer letter dated August 1, 2006

10.2	Amendment to Mr. Budge’s offer letter dated August 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Macrovision Corporation
(Registrant)

Date: August 3, 2006	By:	/s/ Stephen Yu
Stephen Yu
EVP and General Counsel